Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 333-56203 on Form N-1A of our report dated December 21, 2012, relating to the financial statements and financial highlights of BlackRock International Fund, a series of BlackRock Series, Inc., (the “Fund”) and BlackRock Master International Portfolio, one of the series constituting BlackRock Master LLC, (the “Master LLC”) appearing in the Annual Report on Form N-CSR of the Fund and the Master LLC for the year ended October 31, 2012. We also consent to the references to us under the headings “Financial Highlights” and “Fund and Service Providers” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 28, 2013